UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported): August 2, 2019

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages
Suresnes, France	92150
(Address of principal executive offices)	(Zip Code)

+33 (0) 1 46 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share Ordinary shares, nominal value €0.08 per share*	TLND	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC*

* Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02.Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 2, 2019, the Board of Directors (the “Board”) of Talend S.A. (the “Company”) approved the Company’s 2019 Free Share Plan (the “Plan”), effective immediately.

The Plan, governed by French law, provides for the issuance of free shares (restricted stock units) to the Company’s employees and employees of any company or group in which the Company holds, directly or indirectly, 10% or more of the share capital or voting rights as of the date of grant. Specific participants in the Plan are determined at the discretion of the Board, subject to the terms of the Plan.

Pursuant to authority delegated by shareholders to the Board at the Company’s June 25, 2019 Annual Combined General Meeting of shareholders (the “AGM”), the maximum number of ordinary shares that may be delivered and issued in satisfaction of awards under the Plan cannot exceed 2,000,000 shares, subject to certain adjustments.

The Plan is administered by the Board, which has the discretion, subject to applicable French law, and delegations of authority of the Company’s shareholders at the Company’s AGM, to determine (i) the terms, conditions and restrictions applicable to free shares granted to any participant and (ii) whether, to what extent, and under what circumstances an award of free shares may be settled, canceled, forfeited, exchanged, or surrendered. The Board has the authority to amend, alter, suspend or terminate the Plan, subject to certain limitations.

Free shares vest at the times and upon the conditions as determined by the Board and as reflected in applicable award grant letters. The Plan generally requires a minimum one-year vesting period and requires that free shares that have been definitively acquired may not be sold or transferred before the second anniversary of the grant date pursuant to French law.

The summary of the 2019 Free Share Plan is qualified in its entirety by reference to the full text of the 2019 Free Share Plan, the English translation of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 2, 2019, the Board approved an update to Article 6 of the Company’s By-laws, effective immediately, solely to reflect an adjustment in the Company’s share capital as a result of shares issued upon the exercise of employee stock options and warrants, and the vesting of restricted stock units.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, the English translation of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-laws (statuts) of Talend S.A. (English Translation), effective as of August 2, 2019

10.1	2019 Free Share Plan (English Translation)

10.2	Form of 2019 Free Share Plan Time-Based Grant Letter

10.3	Form of 2019 Free Share Plan Performance-Based Grant Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel

Date:  August 8, 2019